                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in registration statement
No. 333-08169 of Industrial Scientific Corporation on Form S-8 of our report dated April 18, 1998, on our audits of the financial statements and supplemental schedules of the Industrial Scientific Corporation Profit Sharing Plan as of December 31, 1997 and 1996 and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.



                                                    /s/ COOPERS & LYBRAND L.L.P.


Pittsburgh, Pennsylvania
June 30, 1998